UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                                  FORM 8-K

                            CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 18, 2000


                         SNAPPLE BEVERAGE GROUP, INC.
                         ----------------------------
              (Exact Name of Registrant as Specified in Charter)


   Delaware                     333-78625-11               65-0748978
   --------                     -------------              ----------
  (State or other               (Commission                (IRS Employer
  jurisdiction of               File Number)               Identification No.)
  incorporation)


                          709 Westchester Avenue
                          White Plains, New York             10604
                    ----------------------------------     --------
               (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code:  (914) 397-9200




                      -----------------------------
                    (Former Name or Former Address, if
                        Changed Since Last Report)







Item 5.  Other Events.

On September 18, 2000, Triarc Companies, Inc., the indirect parent company of Snapple Beverage Group, Inc., announced that it had signed a definitive agreement to sell Snapple Beverage Group, Inc. and Royal Crown Company, Inc. to Cadbury Schweppes plc. The purchase price will consist of approximately $910 million in cash plus the assumption of approximately $420 million of debt. The purchase price is subject to post-closing adjustment. Following the closing, a cash payment of approximately $120 million will be made by the Company for employee options.

The transaction is expected to close in the fourth quarter of 2000, subject to antitrust filings and customary closing conditions. As a result of the sale, the Company intends to withdraw its previously announced filing for an initial public offering.

Cadbury Schweppes will assume Triarc's $360 million ($118.5 million current accreted value) zero coupon convertible subordinated debentures due 2018 and the Company's $300 million 10 1/4% senior subordinated notes due 2009. In addition, prior to the closing, the Company will repay approximately $450 million outstanding under the Snapple Beverage Group's existing credit facilities, subject to adjustment at closing. Triarc has agreed to place into a custodial account such number of shares of its Class A Common Stock as are necessary to provide for the conversion, if any, of all outstanding zero coupon convertible subordinated debentures. Cadbury has agreed to call the debentures for redemption on February 9, 2003, the first date on which the debentures may be redeemed.

In consideration for providing Cadbury with the benefit of a Section 338(h)(10) election under the Internal Revenue Code, Triarc will receive from Cadbury an additional cash payment of approximately $200 million to offset the additional tax liability that will result from the election.

Upon completion of the transaction, Triarc will continue to own the Arby's(R) restaurant franchise business. Triarc also franchises the T.J. Cinnamons(R) and Pasta Connection(R) brands. Following the closing, Triarc will have cash, cash equivalents and investments in excess of $400 million and total debt of approximately $20 million.

         A copy of certain agreements and the press release with respect to the proposed transaction are being filed as exhibits hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger dated September 15, 2000 among Cadbury Schweppes plc, CSN Acquisition Inc., CRC Acquisition Inc., Triarc Companies, Inc., Snapple Beverage Group, Inc. and Royal Crown Company, Inc., incorporated herein by reference to Exhibit 2.1 to Triarc Companies, Inc.'s Current Report on Form 8-K dated September 20, 2000 (SEC file no. 1-2207)

         10.1 Tax Agreement dated as of September 15, 2000 by and among Cadbury Schweppes plc, SBG Holdings, Inc., Triarc Companies, Inc. and Triarc Consumer Products Group, LLC., incorporated herein by reference to Exhibit 10.1 to Triarc Companies, Inc.'s Current Report on Form 8-K dated September 20, 2000 (SEC file no. 1-2207)

         99.1 Press release dated September 18, 2000, incorporated herein by reference to Exhibit 99.1 to Triarc Companies, Inc.'s Current Report on Form 8-K dated September 20, 2000 (SEC file no. 1-2207)

                                                         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SNAPPLE BEVERAGE GROUP, INC.



Date: September 20, 2000                       By:   BRIAN L. SCHORR
                                                     -------------------
                                                     Brian L. Schorr
                                                     Executive Vice President



                             Exhibit Index

Exhibit
No.                 Description                                 Page No.
---------           -----------                                 --------

2.1           Agreement and Plan of Merger dated
              September 15, 2000 among Cadbury
              Schweppes plc, CSN Acquisition Inc.,
              CRC Acquisition Inc., Triarc Companies,
              Inc., Snapple Beverage Group, Inc.
              and Royal Crown Company, Inc., incorporated herein by reference to Exhibit 2.1 to Triarc Companies, Inc.'s Current Report on
              Form 8-K dated September 20, 2000
              (SEC file no. 1-2207)


10.1 Tax Agreement dated as of September 15, 2000 by and among Cadbury Schweppes plc, SBG Holdings, Inc., Triarc Companies, Inc.
              and Triarc Consumer Products Group, LLC, incorporated herein by reference to Exhibit
              10.1 to Triarc  Companies,  Inc.'s  Current
              Report on Form 8-K dated September 20, 2000
              (SEC file no. 1-2207)

99.1          Press release dated September 18, 2000,
              incorporated herein by reference to
              Exhibit 99.1 to Triarc Companies, Inc.'s
              Current Report on Form 8-K dated
              September 20, 2000 (SEC file no. 1-2207)